         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                            FORM SB-2/A
                          Amendment No. 3

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       BALSAM VENTURES, INC.
          (Name of small business issuer in its charter)

NEVADA                              52-2219056
------                              ----------
(State or jurisdiction of           (I.R.S. Employer
incorporation or organization)      Identification Number)

                                    SEC File No.: 333-33574

                      BALSAM VENTURES, INC.
                     12 - 5880 Hampton Place
                Vancouver, British Columbia  V6T 2E9
                      Tel:  (604) 222-2657
 (NAME, ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)

                  --------------------------------

                     ROBERT SMITH, PRESIDENT
                     12 - 5880 Hampton Place
           Vancouver, British Columbia, Canada  V6T 2E9
                       Tel:  (604) 222-2657
    (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                 --------------------------------

                  COPIES OF COMMUNICATIONS TO:
                      MICHAEL A. CANE, ESQ.
          2300 West Sahara Avenue, Suite 500 - Box 18
                      Las Vegas, NV 89102
                        (702) 312-6255

               --------------------------------

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                             |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.                             |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.                                |__|


               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------
TITLE OF EACH         		PROPOSED   PROPOSED
CLASS OF 				MAXIMUM    MAXIMUM
SECURITIES             		OFFERING   AGGREGATE   AMOUNT OF
TO BE        AMOUNT TO BE     PRICE PER  OFFERING    REGISTRATION
REGISTERED   REGISTERED		UNIT (1)   PRICE (2)   FEE (2)
--------------------------------------------------------------------------
Common Stock 5,100,000 shares $0.20      $1,020,000  $270
--------------------------------------------------------------------------
(1) Based on last sales price on December 31, 1999
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN
ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                              PROSPECTUS


                         BALSAM VENTURES, INC.
                           5,100,000 SHARES
                             COMMON STOCK
                           ----------------


The selling shareholders named in this prospectus are offering all of the shares of our common stock offered through this prospectus. See the section entitled "Selling Shareholders." The shares were acquired by the selling shareholders directly from us in two private offerings that were exempt from registration under the US securities laws. See the section entitled "Description of Securities."

Our common stock is presently not traded on any market or securities exchange.




                           ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 4 - 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                           ----------------



            The Date Of This Prospectus Is:    April 30, 2001

                        TABLE OF CONTENTS

                                                                 PAGE

Summary .......................................................     3

Risk Factors ..................................................     4

Use of Proceeds ...............................................     8

Determination of Offering Price ...............................     8

Dilution ......................................................     9

Selling Shareholders ..........................................     9

Plan of Distribution ..........................................    12

Legal Proceedings .............................................    13

Directors, Executive Officers, Promoters and Control Persons ..    14

Security Ownership of Certain Beneficial Owners and Management     14

Description of Securities .....................................    15

Interests of Named Experts and Counsel ........................    16

Disclosure of Commission Position of Indemnification for
   Securities Act Liabilities .................................    16

Organization Within Last Five Years ...........................    16

Description of Business .......................................    16

Plan of Operation .............................................    22

Description of Property .......................................    23

Certain Relationships and Related Transactions ................    23

Market for Common Equity and Related Stockholder Matters ......    23

Executive Compensation ........................................    24

Index to Financial Statements .................................    25

Changes in and Disagreements with Accountants Disclosure ......    25

Financial Statements .................................... F-1 to F-18

Available Information .........................................    26

                             SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Balsam Ventures, Inc.

Our plan is to develop and market a web site on the Internet at www.usacitizenship.net that is designed to provide information on the process of immigrating into the United States from foreign countries. Our target users are citizens of foreign countries seeking to work or immigrate to the United States. Our objective is to become a leading web site for information on the process of immigrating into the United States. Once development of our USA citizenship web site is complete, we plan to sell advertising on the site to generate income.

We were incorporated on August 17, 1999 under the laws of the state of Nevada. We acquired the domain name for our www.usacitizenship.net Internet web site in October 1999. The website is currently under development and is thus not operational at this time.

We have not begun any business operations. We have only recently commenced the development of our web site which is in a conceptual stage and will require substantial development before it can be offered on a commercial basis. Accordingly, our business is in the start-up phase and we have not earned any revenues to date.


                             OFFERING

Securities Being Offered   Up to 5,100,000 shares of common stock. See
                           section entitled "Description of Securities to be Registered."

Securities Issued
And to be Issued           10,100,000 shares of common stock were issued
                           and outstanding as of the date of this
                           prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. See section entitled
                           "Description of Securities to be Registered."

Use of Proceeds            We will not receive any proceeds from the sale
                           of the common stock by the selling shareholders.
                           See section entitled "Use of Proceeds."

                          RISK FACTORS

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

    Risks Related To Our Financial Condition And Business Model

If We Are Not Successful in Earning Revenues or If Our Development and Marketing Costs Are Greater Than Anticipated, We Will Require
Additional Financing Which May Not Be Available To Us

We had cash in the amount of $38,600 as of December 31, 2000. Our business plan calls for significant expenses in connection with the development and marketing of our web site. In addition, we anticipate that revenues from operations will not be realized until sometime after the development of our web site is complete. While we have sufficient cash to complete our business plan over the next twelve months, we may require additional financing in order to complete development and marketing of our business if the costs of the development and marketing of our web site are greater than anticipated. In addition, we may require additional financing to sustain our business operations if we are not successful in earning revenues once development and marketing of our web site is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

Because We Have Only Recently Commenced Business Operations, We Face A High Risk of Business Failure

We were incorporated in August 1999. We acquired our domain name for our web site in October 1999. We are presently in the process of starting development of our web site. We have not yet earned any revenues. Accordingly, we have no operating history for investors to evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include our ability to:

(1) develop a functioning and marketable web site focused on United States immigration information;
(2)  attract users to our web site once development is complete;
(3) successfully market our web site to advertisers once development is complete;
(4)  respond effectively to competitive pressures;
(5) continue to develop and upgrade our web site once development is complete.

If we are unsuccessful in addressing these risks, our business will most likely fail.

Because We Have Only Recently Commenced Business Operations, We
Expect to Incur Operating Losses For The Foreseeable Future

We have never been profitable. As of December 31, 2000, we had an accumulated deficit of approximately $34,268. Prior to completion of our web site, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from the sale of advertising on our web site, we will not be able to achieve profitability or continue operations.

             Risks Related To Our Market And Strategy

If The Internet Is Not Widely Accepted As A Medium For Advertising And Commerce, Our Business May Fail

We expect to derive the majority of our revenue from Internet advertising. Internet advertising constitutes a new and rapidly evolving market. If the Internet is not accepted as a medium for advertising, then we may not be able to generate revenues and our business may fail.

If The Audience Targeted By Our Web Site Does Not Prove Desirable To Potential Advertisers, Our Business May Fail

Companies may choose not to advertise on our web site if they perceive that our audience demographic is not desirable for their products or that advertising on our web site is not effective for their sales. Factors which will affect our ability to attract advertisers include our ability to develop a desirable audience demographic for our web site, the attractiveness of our audience demographic to web site advertisers and the presence of alternative web sites that offer competition to advertising on our web site. If we are not successful in entering into agreements with advertisers for advertising on our web site, then we may not be able to generate revenues and our business may fail.

If We Are Unable To Develop A Marketable Web Site, Then Our Business
Will Fail

Our web site is in its development stage. If we are unable to develop an operating web site that is capable of attracting users and convincing advertisers to pay for advertising, then we will not be able to generate revenues. If we fail to earn revenues which exceed our operating costs upon the completion and subsequent marketing of our web site, our business will most likely fail.

If We Are Unable To Hire And Retain Key Personnel, We May Not Be Able To Implement Our Business Plan And Our Business Will Fail

Our success will be largely dependent on our ability to hire highly qualified computer programmers, sales and technical personnel who can develop the web site. These individuals are in high demand and we may not be able to attract the staff we need. In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired. Currently, we have not hired any key personnel. Our failure to hire key personnel when needed would have a significant negative effect on our business.

If We Are Not Able To Effectively Respond To Competitors, Our
Business May Fail

There are other companies who provide information similar to what we propose to offer on our proposed web site. Competition for customers is likely to be intense and is expected to increase significantly in the future because of the growth of the Internet. Increased competition could result in:

(1)  lower than projected usage of our web site;
(2) our inability to attract advertisers who are prepared to pay for advertising;
(3)  decreased advertising rates that advertisers are prepared to pay;
(4) our inability to develop a web site with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing web sites or traditional media products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have a adverse effect on our business, financial condition and results of operations.

                Risks Related To Legal Uncertainty

If the Legal and Regulatory Environment of the Internet Changes, then the Growth of the Internet Could be Significantly Slowed and Our
Business Will Be Negatively Effected

To date, governmental regulations have not materially restricted use of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from operating or marketing our web site. The growth of the Internet may also be significantly slowed. This could delay growth in potential demand for our web site information and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws which could impede growth of usage of the Internet may be applied to the Internet that have not as yet been applied. New and existing laws may cover issues that include:

(1)  sales and other taxes;
(2)  user privacy;
(3)  pricing controls;
(4)  characteristics and quality of products and services;
(5)  consumer protection;
(6)  cross-border commerce;
(7)  libel and defamation;
(8)  copyright, trademark and patent infringement; and
(9)  other claims based on the nature and content of Internet materials.

These new laws may impede the growth in usage of the Internet. If the growth of the Internet and usage of the Internet is slowed, then our ability to generate advertising revenues may be adversely impacted with the result that our financial condition will be harmed.

If We Are Required To Qualify To Do Business In Multiple
Jurisdictions, Our Business May Be Harmed

Because we may sell advertising for our web site in a number of states and foreign countries, we may be subject to the laws and the court systems of multiple jurisdictions. Such jurisdictions may claim that we are required to qualify to do business as a foreign company. This process of qualifying to do business can be costly and time consuming and will generally have a negative effect on our ability to show a profit from operations. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

Because We Will Provide Information To Users on Our Site, We May Be Subject To Legal Claims Based On Inaccurate Information

If we are successful in developing and marketing our web site, we may become subject to claims from our users based on allegations of inaccurate or incomplete information regarding the immigration process. Users who have relied on the immigration information on our website may claim that the information is inaccurate or incomplete and then may claim damages and commence legal actions against us to
enforce their claims.   Although we plan to carry general liability
insurance when we commence marketing our web site, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have an adverse effect on our business, financial condition and results of operations. In addition, we can provide no assurance that we will be able to obtain general liability insurance coverage for our business.

                  Risks Related To This Offering

Because our President, Mr. Robert Smith, Owns 49.5% Of Our
Outstanding Common Stock, Investors May Find That Future Corporate Decisions Are Controlled By Mr. Smith Who May Use This Control to
Advance his Own Interests at the Expense of Other Stockholders.

Mr. Robert S. Smith, our sole director and President, owns approximately 49.5% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Smith may differ from the interests of the other stockholders. Factors which could cause the interests of Mr. Smith to differ from the interest of other stockholders include the impact of a corporate transaction on the business time required to be devoted by Mr. Smith to our business and the ability of Mr. Smith to continue to manage our business in the absence of the anticipated corporate transaction.

Mr. Smith presently works up to fifteen days a month as a professional airline pilot. While Mr. Smith presently possesses adequate time every month to attend to the interests of Balsam, it is possible that the demands of Mr. Smith's principal employment as a pilot could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Smith may not possess sufficient time for devotion to our business if the demands of managing our business increase substantially beyond current levels. Competing demands on Mr. Smith's business time may cause Mr. Smith to have differing interests in approving significant corporate transactions than other stockholders.

If A Market For Our Common Stock Does Develop, Our Stock Price May Be
Volatile.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4) conditions and trends in the Internet and electronic commerce industries.

Further, if our common stock is traded on the Nasdaq over the counter bulletin board, our stock price may be impacted by factors that are
unrelated or disproportionate to our operating performance.   The
trading prices of many technology companies' stocks are at or near historical highs and reflect price earnings ratios substantially above historical levels. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We can provide no assurance that our common stock will be traded on the Bulletin Board.

If Our Stock Price Drops Significantly, We May Become Subject To
Securities Litigation That Would Result In A Harmful Diversion Of Our
Resources

In the past, following periods of volatility in the market price of a particular company's stock, securities class action litigation has been brought against that company. Any litigation arising from the volatility in the price of our common stock could have a adverse effect upon our business, financial condition and results of operations.


                      FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.


                           USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                    DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders. See section entitled "Selling Shareholders".

                             DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                         DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                       SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 5,100,000 shares of common stock offered through this prospectus. The shares include the following:

(A) 5,000,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on October 29, 1999;

(B) 100,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation D of the Securities Act of 1933 and completed on December 24, 1999.

The following table provides as of April 30, 2001, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(A)  the number of shares owned by each prior to this offering;

(B)  the total number of shares that are to be offered for each;

(C) the total number of shares that will be owned by each upon completion of the offering;

(D)  the percentage owned by each; and

(E) the identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.
In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 10,100,000 shares outstanding on April 30, 2001.

                                               Total      Total
                                           Number Of     Shares  Percent
                                           Shares To         To  Owned
                                          Be Offered   Be Owned  Upon
                               Shares    For Selling       Upon  Com-
                         Owned Prior          Share- Completion  pletion
Name and Address             To This         holders    Of This  Of This
Of Selling Stockholder      Offering         Account   Offering  Offering
--------------------------------------------------------------------------
Thomas J. Brady              400,000        400,000         NIL     NIL
1106 - 1100 Harwood Street
Vancouver, BC V6E 1R7

Deanna Centanni              450,000        450,000         NIL     NIL
503 - 7321 Halifax Street
Burnaby, BC V5A 4R5

Cyrus Driver                 450,000        450,000         NIL     NIL
#1220 - 701 West
  Georgia Street
P.O. Box 10123
Vancouver, BC V7Y 1C6

Dalton Dupasquier            350,000        350,000         NIL     NIL
601 - 431 Pacific Street
Vancouver, BC V6Z 2P6

Paul A. Dumas                420,000        420,000         NIL     NIL
1579 Jamestown
Ormstown, Quebec J0S 1K0

Gail Ginnetti                375,000        375,000         NIL     NIL
7547 Lindrick Court
North Burnaby, BC

Terri Harper                 450,000        450,000         NIL     NIL
3424 Tunnah Road
Nanaimo, BC V9T 2V9

Jack Gilmour Morgan          450,000        450,000         NIL     NIL
Box 55 Station A
Nanaimo, BC

Robert Morgan                450,000        450,000         NIL     NIL
5435 Mildmay Road
Nanaimo, BC V9T 4Z3

Wayne Morgan                 450,000        450,000         NIL     NIL
#407 - 1128 Quebec Street
Vancouver, BC V6A 4E1

-Table continued-


                                               Total      Total
                                           Number Of     Shares  Percent
                                           Shares To         To  Owned
                                          Be Offered   Be Owned  Upon
                               Shares    For Selling       Upon  Com-
                         Owned Prior          Share- Completion  pletion
Name and Address             To This         holders    Of This  Of This
Of Selling Stockholder      Offering         Account   Offering  Offering
--------------------------------------------------------------------------

Karen Woodburn               400,000         400,000        NIL     NIL
1516 Price Road, Box 255
Errington, BC V0R 1V0

James Worrall                355,000         355,000        NIL     NIL
#406, 7272 Kingsway
Burnaby, BC

Michael J. Chikites           12,500          12,500        NIL     NIL
2261 McBain Avenue
Vancouver, BC V6L 3B2

Wendy Furlan-Morgan            2,500           2,500        NIL     NIL
4259 Clubhouse Drive
Nanaimo, BC V9T 4H8

Robert Dean                    5,000           5,000        NIL     NIL
3699 Hamond Bay Road
Nanaimo, BC

Brad Baker                     2,500           2,500        NIL     NIL
1002 - 3707 West 7th Avenue
Vancouver, BC V6Z 1W7

William Ban                    5,000           5,000        NIL     NIL
1315 Jordan Street
Coquitlam, BC V3B 6X5

Brenda Prebushewski            2,500           2,500        NIL     NIL
#34 - 6380 121st Street
Surrey, BC V3X 1Y6

Chris Ahern                   10,000          10,000        NIL     NIL
3348 Tenyson Crescent
North Vancouver, BC V7K 2A8

Robert A. Ginnetti            10,000          10,000        NIL     NIL
1328 Glen Abbey Drive
Burnaby, BC V5A 3Y4

Martyn Element                10,000          10,000        NIL     NIL
24th Fl., 1177 W. Hastings St.
Vancouver, BC V6E 2K3

-Table continued-


                                               Total      Total
                                           Number Of     Shares  Percent
                                           Shares To         To  Owned
                                          Be Offered   Be Owned  Upon
                               Shares    For Selling       Upon  Com-
                         Owned Prior          Share- Completion  pletion
Name and Address             To This         holders    Of This  Of This
Of Selling Stockholder      Offering         Account   Offering  Offering
--------------------------------------------------------------------------
Ian G. Watson                  5,000           5,000        NIL     NIL
2259 Ash Street
Vancouver, BC V5Z 4J8

Brian Dorman                   5,000           5,000        NIL     NIL
2496 Pirary Road
Nanaimo, BC V9R 5K3

Ted Harris                     7,500           7,500        NIL     NIL
4884 Fillinger Crescent,
Box 865
Nanaimo, BC V9R 5N2

Bruce H. Campbell              2,500           2,500        NIL     NIL
Box 16, Suite 404 - 595
Howe Street
Vancouver, BC V6C 2T5

Karen Woodburn                10,000          10,000        NIL     NIL
1516 Price Road
Errington, BC V0R 1V0

Basilios Pantages             10,000          10,000        NIL     NIL
Penthouse, 2033 Beach Avenue
Vancouver, BC  V6G 1Z3
------------------------------------------------------------------------

To our knowledge, none of the selling shareholders:
(1) has had a material relationship with Balsam other than as a shareholder as noted above at any time within the past three years; or
(2)  has ever been an officer or directors of Balsam.


                           PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;
(2)  in privately negotiated transactions;
(3)  through the writing of options on the common stock;
(4)  in short sales; or
(5)  in any combination of these methods of distribution.

The sales price to the public may be:

(1)  the market price prevailing at the time of sale;
(2)  a price related to such prevailing market price; or
(3) such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling such common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1) not engage in any stabilization activities in connection with our common stock;

(2) furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3) not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

                         LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his respective age as of April 30, 2001 is as follows:

Directors:

Directors:

Name of Director                    Age
----------------------              ----
Robert S. Smith                     55

Executive Officers:

Name of Officer                     Age         Office
----------------------              ----        -------
Robert S. Smith                     55          President, Secretary and
                                                Treasurer

Set forth below is a brief description of the background and business experience of Mr. Smith for the past five years.

Mr. Robert S. Smith is our President, Secretary and Treasurer and is the sole member of our board of directors. Mr. Smith has been our President, Secretary and Treasurer and a director since August 17,
1999.   Mr. Smith has been a pilot with Air B.C., an airline with
operations in British Columbia, Canada, since 1994. Mr. Smith was also employed by Air B.C. from 1986 to 1992. Mr. Smith was employed by a private airline during the period from 1992 to 1994. Mr. Smith commenced his aviation career as a pilot in 1975. Mr. Smith served with the Canadian Armed Forces from 1964 to 1972. Mr. Smith graduated from Prince of Wales College of St. Johns, Newfoundland, Canada in 1963. Mr. Smith is also a partner in a private boat building company.

Term of Office

Our Directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 30, 2001, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

The percentage provided in the percent of class column is based on 10,100,000 shares of common stock issued and outstanding as of April 30, 2001.

                 Name and address       Amount of             Percent
Title of class   of beneficial owner    beneficial ownership  of class
--------------   -------------------    --------------------  --------
Common Stock     Robert S. Smith        5,000,000 shares      49.5%
                 Director, President
                 Secretary and Treasurer

Common Stock     All Officers and
                 Directors              5,000,000 shares      49.5%
                 as a Group (1 person)

----------------------------------------------------------------------


                     DESCRIPTION OF SECURITIES
General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share.

The following description of our capital stock discloses all material information relating to our common stock but is not a full summary of all information relating to our common stock. The description is subject to and qualified in its entirety by our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Nevada law.

Common Stock

As of April 30, 2001, there were 10,100,000 shares of our common stock issued and outstanding that were held by approximately 28 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

All shares offered by the selling stockholders are validly issued, fully paid and non-assessable shares of our capital stock.

               INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Michael A. Cane of Cane & Company, LLC, our independent counsel, has provided an opinion on the validity of our common stock.


       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on August 17, 1999 under the laws of the state
of Nevada.   We acquired the domain name, www.usacitizenship.net, in
October 1999.


                   DESCRIPTION OF BUSINESS

Our business plan is to develop and market a free immigration information service on the Internet from our "www.usacitizenship.net" web site. We will design our web site to provide information on the process of immigrating to the United States from foreign countries. Our target users will be persons who are citizens of foreign countries seeking to work in or immigrate to the United States. Our objective is to become a leading web site for information on the process of immigrating into the United States.

We acquired our "www.usacitizenship.net" domain name through the domain name registration process in October 1999 at a cost of $70. The website is currently under development and is thus not operational at this time. Once development of our web site is complete, we plan to sell advertising. We plan to solicit advertisers whose target market includes the users of our web site.

Our web site is still in a conceptual stage of development and will require substantial development before we are able to operate it on a commercial basis. Accordingly, our business operations are in a start-up phase and we have not earned any revenues to date.

Industry Background

Growth of the Internet and the World Wide Web

The Internet and the World Wide Web are experiencing dramatic growth in terms of the number of users. The growth in the number of web users and the amount of time users spend on the web is being driven by the increasing importance of the Internet as a communications medium and an information resource and a sales and distribution channel. As Internet usage continues to grow, advertisers and electronic commerce marketers are increasingly using the web to locate customers, advertise and facilitate transactions.

Growth of Online Electronic Commerce

The Internet is dramatically affecting the methods by which consumers and businesses are buying and selling goods and services. Electronic commerce offers the opportunity to establish new competitive standards by expanding distribution channels, integrating internal and external processes and offering a cost-effective method of providing products and services. Integration of internal and external processes is the process where a customer's outside order is integrated directly into a company's internal systems, such as procurement, shipping and accounting. This integration streamlines both the external and internal processes, increasing efficiency and accuracy that, in turn, works to create a more competitive business process. The Internet provides online merchants with the ability to reach a global audience, operate with minimal infrastructure, reduced overhead and increase economies of scale, while providing consumers and businesses with a broad selection, increased pricing power and convenience. As a result, a growing number of parties are transacting business on the web.

Advertising on the Internet

The Internet allows advertisers to more precisely target desired audiences while tracking impression levels, user demographics and the effectiveness of the advertising. As a result, a growing number of businesses are marketing their products and services on the Internet.

Immigration to the United States

The United States continues to be attractive to immigrants due to its high standard of living, quality of life and employment opportunities. People wishing to immigrate to the United States are faced with the difficult task of finding information on the process and applying it. These people have traditionally relied on a variety of information sources, including the United States Department of Immigration and Naturalization, lawyers and immigration advisers.

Developing the Web Site

Our basic plan is to develop a free web site that provides a reliable source of information on immigration into the United States in order to draw users to the site so that we can sell and generate revenues from the sale of web site advertisements. We believe that the an Internet web site which offers free information on the process of immigrating into the United States would attract substantial usage. We believe that if we are successful in attracting people to our web site, we will be able to generate revenues from advertisers who are interested in the demographics of our web site users

Features of the Web Site

We plan to design our web site to be an exciting, interactive and easy to use information source on how to immigrate into the United States. We plan to incorporate the following features into our Web site in order to accomplish this objective:

(1) We will include information which is current and relevant on the process of immigrating to the United States;
(2) We will present this immigration information in a clear and easy to understand format;
(3) We will include immigration information in four principal languages, in addition to English: Chinese, Hindi, French and Japanese;
(4)  We will include an on-line five-stage seminar on how to immigrate;
(5) We will include links to the necessary forms required to be submitted during the process of immigration;
(6) We will list addresses and contact information for national and overseas United States Immigration and Naturalization Service's offices;
(7) We will list names, address and contact information of legal counsel who specialize in immigration into the United States;
(8) We will provide a list of links to organizations that can assist in the process of immigration.
(9) We will design the web site in order to allow the easy addition or modification of content and advertisements in order to reduce our long term operating cots.

Advertising Revenues

We plan to sell advertising space on the web site in the form of pay-per-click advertising on banners, buttons and links. Pay-per-click advertising is advertising in which an advertiser pays an advertising fee based on the number of time visitors click on the advertiser's advertisement on our web site. We plan to sell pay-per-click advertising in pre-paid lots based on the number of clicks. The size of the pre-paid lots will range from 500 clicks to 20,000 or more clicks. We plan to sell in lots in order to attract only serious
advertisers.   This advertising would be pre-paid as advertisers
would pay for advertising prior to an advertisement being placed on our web site. If the number of clicks on an advertisement were to be less than the total number of clicks purchased, there would be no reimbursement to the advertiser.

We will design the web site so that it can have as many as 30
advertisers at one time.   However, we will ensure that any one page
on our Web site will be limited to two advertisers in order to ensure that advertisers and their products get the proper exposure. The price charged for each button or banner advertisement will vary based on the number of clicks bought and the positioning of the button or banner on the site. The premium position on our Web site and the most expensive for advertisements will be our home page.

For companies that are not comfortable with the pay-per-click method, we plan to also offer advertising based on a weekly flat rate fee. For advertising on a flat rate fee, the cost of each button or banner will also vary based on the positioning of the advertisement within the web site.

We plan to retain the services of a secured counter and tracking company that will provide independent verification on the number of click-throughs that occur. This independent verification will assist in marketing our web site to advertisers.

Marketing

Our objective will be to commence marketing of the web site upon completion of its development. This marketing strategy is subject to our having sufficient funding to carry out our plan which should include the following elements:

(1) A banner advertising program whereby we would pay for advertising of the web site on other Internet web sites where we feel exposure would help to increase traffic on our web site.

(2) An e-mail program whereby advertisements for our web site would be delivered to potential users and potential advertisers.

(3) Strategic listing of our web site with major search engines in order to increase the visibility of our web site when users enter applicable keywords, such as "immigration", with major search engines. We believe that many of the people looking for information concerning immigration into the United States will enter keywords such as "immigration", "USA" and "United States" with major search engines in order to find relevant web sites. Our objective will be to ensure that our site is frequently cited by major search engines when these keywords are searched.

(4) Reciprocal click-through agreements with complementary web sites who are prepared to allow us to place links to our web site on their web sites in consideration for us permitting a reciprocal link to their web site on our web site.

(5) We plan to make contact with many of the immigrant communities across the United States to promote our web site and also establish contacts for the web site. Many of those who want to immigrate have relatives in the United States and look to those relatives for assistance.
     We may use traditional advertising media, such as newspaper advertisements and flyers, to reach this market. We would target our advertising through advertising in community newspapers and flyers to neighborhoods with high populations of immigrant communities.

The exact nature of our marketing plan will depend on a number of factors, including the availability of funds to implement our marketing plan and Internet marketing conditions and practices at the time we complete development of our web site. We may pursue different marketing strategies from the marketing strategies listed above.

Operations

While we have formulated our business plan for the development of our web site, we have not yet commenced the development of our web site. This development work will consist of three components:

(1) the gathering of information on immigration for posting on our Web site;
(2)  web site design and programming;
(3)  input of information on immigration into our web site.

Once this development work is complete, we will be able to commence operations of our web site on the Internet.

We anticipate that we will purchase a computer server that will host our web site on the Internet. We also anticipate that we will enter into an agreement with an Internet service provider for the hosting
of our web site on the Internet.   We will operate our web site and
computer server using commercially available computer software programs and operating systems.

For more information on our plan of operations, see section entitled "Plan of Operations".

Competition

We will compete with others, including:

(A) at least eight (8) web sites which are currently providing information on the process of immigrating into the United States, including:

     (1)  U.S. Immigration and Naturalization Office - www.ins.usdoj.gov
     (2)  Canada Small Business Service Center - www.sb.gov.bc.ca/smallbus
     (3)  www.visalaw.com
     (4)  www.burnslaw.com
     (5)  www.immigrationquide.com
     (6)  www.sirtech.com
     (7)  www.4immigration.com
     (8)  www.citizenshipvideo.com

(B) Law firms and immigration specialists who provide information on immigration to the United States, sometimes over the Internet on their own web sites.

The presence of established competitors could adversely affect our ability to successfully implement our business plan and sell advertising. If we are not successful in implementing our business plan, then our business may fail.

We plan to differentiate our web sites from the competition by including information which is not only accurate and up-to-date but which is presented in an easy to use and understand format. We also believe we will be the first to target advertisers who are seeking to market products and services to people who are attempting to
immigrate to the United States.   In order to sell to advertisers, we
may offer special rates that are below our cost.

We have limited financial, marketing, technical and other resources that are necessary to implement our business plan. Many of our current and potential competitors have significantly greater financial, marketing, technical and other resources than we do. Our competitors will most likely be able to devote greater resources to the development, promotion and sale of their web sites that we can. In addition, our competitors may be able to offer the information we are planning to offer, thereby reducing our ability to earn revenue.

Government Regulation

Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet generally, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Similarly, the growth and development of the market for Internet commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of commerce over the Internet, increase our cost of doing business or otherwise have a harmful effect on our business.

To date, governmental regulations have not materially restricted use of the Internet. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New and existing laws may cover issues which include:

(1)  sales and other taxes;
(2)  user privacy;
(3)  pricing controls;
(4)  characteristics and quality of products and services;
(5)  consumer protection;
(6)  cross-border commerce;
(7)  libel and defamation;
(8)  copyright, trademark and patent infringement; and
(9)  other claims based on the nature and content of Internet materials.

These new laws may impact on the information we are able to post on our web site and our ability to market and sell advertising on our web site in accordance with our business plans.

We may have to qualify to do business in other jurisdictions. If we achieve sales of advertising for our web site, we anticipate that our sales and our customers will be in multiple states and foreign countries. Such jurisdictions may claim that we are required to qualify to do business as a foreign company. Failure to qualify as a foreign company in a jurisdiction where required to do so could subject us to taxes and penalties.

We are not aware of any environmental laws that will be applicable to the operation of our Internet business.

Research and Development Expenditures

We have spent $170 on start-up and development expenses since the commencement of our business in October 1999. These start-up and development expenses have consisted of expenses associated with acquisition of the domain name and the web site and a business plan for the development of the web site. We have paid for all start-up and development expenses incurred.

Employees

We have no full-time employees and one (1) part-time employee. Our part-time employee is Mr. Robert S. Smith, our President, Secretary and Treasurer. We plan to conduct our business primarily through agreements with consultants and arms-length third parties.

                       PLAN OF OPERATIONS

Our plan of operations for the twelve months following the date of this Registration Statement is to complete the following objectives within the time period specified, subject to our obtaining financing for the development and marketing of our web site:

(1) Complete development of the web site. We anticipate that this development will be completed by September 2001. We anticipate that the cost of this development will be approximately $5,000.

(2) Complete research of information on immigration into the United States for posting on our web site. We anticipate that this research will be completed by August 2001. We anticipate that the costs of this development expense will be approximately $5,000.

(3) We plan to undertake an advertising and marketing campaign once the development of our web site is complete. We anticipate that the cost of these marketing expenses will be approximately $10,000.

(4) We anticipate spending approximately $12,000 on ongoing operating and administrative expenses. We anticipate that our monthly operating costs of our Web site will be approximately $1,000 per month. We also anticipate spending approximately $500 per month on maintaining the accuracy of the immigration information on our web site.

We anticipate that we will be spending approximately $32,000 over the next twelve month period pursuing this plan of operations. Of these anticipated expenditures, we anticipate that $10,000 will be spent on our plan of operations in the next six months. Our cash position was $38,600 as of December 31, 2000.

We anticipate that our present cash reserves are sufficient for us to sustain our business operations without additional financing for approximately twelve months. We anticipate that we may require additional financing in order to pursue our business plan if: (a) the costs of implementing our business plan are greater than anticipated; or (b) we are unsuccessful in earning sufficient revenues after commencement of operations in order to sustain continued operations. We anticipate that if we pursue any additional financing, the financing would be an equity financing achieved through the sale of our common stock. We do not have any arrangement in place for any debt or equity financing. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in obtaining such financing when necessary, we may not be able to proceed with our business plan.

Our actual expenditures and business plan may differ from the one stated above. Our board of directors may decide not to pursue this plan. In addition, we may modify the plan based on available financing.

We anticipate continuing operating losses in the foreseeable future. We base this expectation in part on the fact that we will incur substantial operating expenses in completing our stated plan of operations before we will have the opportunity to earn revenues. Our future financial results are also uncertain due to a number of factors, many of which are outside our control. These factors include, but are not limited to:

(1) our ability to develop a commercially marketable Internet web site with information and features sought by Internet users desiring information on immigration to the United States;
(2) our ability to successfully market our web site to our potential users;
(3) our ability to successfully market our web site to advertisers who are prepared to pay for advertising on our site;
(4)  the introduction of competing.

We believe the above statements to be forward-looking statements.
Our actual results and our actual plan of operations may differ materially from what is stated above. Factors that may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the Internet business or general economic conditions and those other factors identified in this prospectus.

                      DESCRIPTION OF PROPERTY

We do not lease or own any real property.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(1)  Any of our directors or officers;
(2)  Any person proposed as a nominee for election as a director;
(3) Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
(4)  Any of our promoters;
(5) Any relative or spouse of any of the foregoing persons who has the same house as such person.


        MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Present Public Market

There is presently no public market for our common stock. We anticipate applying for trading of our stock with the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board or if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had twenty-eight
(28) registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws
that restrict us from declaring dividends.   The Nevada Revised
Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1) we would not be able to pay our debts as they become due in the usual course of business; or
(2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the compensation earned for services rendered for the fiscal year ended December 31, 2000 by our chief executive officer. Note that the company only has one executive officer and director.

                 Annual Compensation               Long Term Compensation
                 -------------------               ----------------------

                                        Other                            All
                                        Annual                           Other
                                        Com-                             Com-
                                        pen-   Restricted                pen-
                                        sa-    Stock  Options/*  LTIP    sa-
Name        Title    Year Salary  Bonus tion   Awarded SARs (#)payouts($)tion
----        -----    ---- ------  ----- ------ ------- ------- --------- ----
Robert S. President, 1999 $0        0     0        0      0        0       0
Smith     CEO and
          Director


Stock Option Grants

We did not grant any stock options to any executive officers or directors during our most recent fiscal year ended December 31, 2000. We have not granted any stock options to any executive officers or directors since December 31, 2000.

Employment Agreements

We do not have an employment or consultant agreement with Mr. Robert
S. Smith, our President, Secretary and Treasurer and sole director. Mr. Smith provides his services to us on a part-time basis. We do not pay any salary or consulting fee to Mr. Smith. For more information on Mr. Smith, see the Section entitled "Directors, Executive Officers and Significant Employees".


                    INDEPENDENT PUBLIC ACCOUNTANTS

Our balance sheet as of December 31, 2000 and the related statements of loss and deficit, stockholders deficiency, cash flows for the period ending December 31, 2000, appearing elsewhere in this prospectus, have been included herein in reliance on the report of Morgan & Company, Chartered Accountants, given on the authority of said firm as experts in accounting and auditing.


                     INDEX TO FINANCIAL STATEMENTS

1.  Report of Independent Accountants

2.  Audited Financial Statements:

    a.  Balance Sheet as of December 31, 2000 and 1999

    b. Statement of Loss and Deficit for the period ending December 31, 2000 and 1999

    c.  Statement of Cash Flows for the period ending December 31, 2000 and 1999

    d.  Statement of Stockholders Equity for the period ending December
        31, 2000

    e.   Notes to Audited Financial Statements


           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants since our incorporation in August, 1999.

                       AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the shares of our common stock offered by this prospectus. This prospectus is filed as a part of the registration statement and does not contain all of the information contained in the registration statement and exhibits and reference is hereby made to such omitted information. Statements made in this registration statement are summaries of the material terms of these referenced contracts, agreements or documents but are not necessarily complete. However, all information we considered material relating to the terms of any referenced contracts, agreements or documents has been disclosed. Reference is made to each exhibit for a more complete description of the matters involved and these statements shall be deemed qualified in their entirety by the reference. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. For further information pertaining to us and our common stock offered by this prospectus, reference is made to the registration statement.

                       BALSAM VENTURES INC.
                  (A Development Stage Company)


                      FINANCIAL STATEMENTS


                       DECEMBER 31, 2000
                    (Stated in U.S Dollars)

                        AUDITORS' REPORT



To the Sole Director
Balsam Ventures Inc.

We have audited the balance sheets of Balsam Ventures Inc. (a development stage company) as at December 31, 2000 and 1999 and the statements of loss and deficit accumulated during the development stage, cash flows and stockholders' equity for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and 1999 and the results of its operations and the cash flows for the periods then ended in accordance with United States generally accepted accounting principles.




Vancouver, B.C.                               /s/ Morgan & Company

February 6, 2001                              Chartered Accountants

                        BALSAM VENTURES INC.
                   (A Development Stage Company)

                          BALANCE SHEET
                    (Stated in U.S. Dollars)



--------------------------------------------------------------------------
                                                        DECEMBER 31
                                                   2000            1999
--------------------------------------------------------------------------

ASSETS

Current
  Cash                                       $     38,600      $    70,872

Software Development Costs                          3,000                -
                                             -----------------------------
                                             $     41,600      $    70,872
==========================================================================

LIABILITIES

Current
  Accounts payable                           $        868      $     1,298
                                             -----------------------------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares,
      par value with $0.001 per share

  Issued and Outstanding:
    10,100,000 common shares                       10,100           10,100

  Additional paid in capital                       64,900           64,900

  Less:  Subscriptions receivable                       -           (2,500)

Deficit Accumulated During The Development Stage  (34,268)          (2,926)
                                             -----------------------------
                                                   40,732           69,574
                                             -----------------------------
                                             $     41,600     $     70,872
==========================================================================

Approved by the sole Director:



-------------------------------------

                         BALSAM VENTURES INC.
                    (A Development Stage Company)

                    STATEMENT OF LOSS AND DEFICIT

                       (Stated in U.S. Dollars)

--------------------------------------------------------------------------

                                                                INCEPTION
                                                                AUGUST 17
                                               YEAR ENDED        1999 TO
                                               DECEMBER 31     DECEMBER 31
                                            2000        1999       2000
--------------------------------------------------------------------------

Expenses
  Consulting services               $          - $       100    $      100
  Domain registration                          -          70            70
  Professional fees                       28,838       2,703        31,541
  Office and sundry                          994          53         1,047
  Stock Transfer Services                  1,510           -         1,510
                                    --------------------------------------

Net Loss For The Year                     31,342       2,926    $   34,268
                                                                ==========
Deficit Accumulated During The
  Development Stage,
  Beginning Of Year                        2,926           -
                                    ------------------------
Deficit Accumulated During The
  Development Stage,
  End Of Year                       $     34,268 $     2,926
============================================================

Net Loss Per Share                  $       0.01 $      0.01
============================================================
Weighted Average Number
  Of Shares Outstanding               10,100,000   7,316,716
============================================================

                      BALSAM VENTURES INC.
                 (A Development Stage Company)

                    STATEMENT OF CASH FLOWS

                   (Stated in U.S. Dollars)


--------------------------------------------------------------------------

                                                                INCEPTION
                                                                AUGUST 17
                                               YEAR ENDED        1999 TO
                                               DECEMBER 31     DECEMBER 31
                                            2000        1999       2000
--------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the year             $    (31,342)$    (2,926)   $  (34,268)

Adjustments To Reconcile Net Loss
 To Net Cash Used By Operating
 Activities
  Change in accounts payable                (430)      1,298           868
                                    --------------------------------------
                                         (31,772)     (1,628)      (33,400)
                                    --------------------------------------
Cash Flows From Investing Activity
  Software development costs              (3,000)          -        (3,000)
                                    --------------------------------------
Cash Flow From Financing Activities
  Share capital                                -      75,000        75,000
  Subscriptions receivable                 2,500      (2,500)            -
                                    --------------------------------------
                                           2,500      72,500        75,000
                                    --------------------------------------
Increase (Decrease) In Cash              (32,272)     70,872        38,600

Cash, Beginning Of Year                   70,872           -             -
                                    --------------------------------------
Cash, End Of Year                   $     38,600 $    70,872    $   38,600
==========================================================================

                      BALSAM VENTURES INC.
                 (A Development Stage Company)

              STATEMENT OF STOCKHOLDERS' EQUITY

                       DECEMBER 31, 2000

                   (Stated in U.S. Dollars)


                    COMMON STOCK


                        Common Stock
               -----------------------------
                                  Additional  Share
                                     Paid-In  Subscriptions
                  Shares    Amount   Capital  Receivable   Deficit    Total
               ------------------------------------------------------------
Shares issued
  for cash at
  $0.001       5,000,000  $  5,000 $       -  $          - $      -$  5,000

Shares issued
  for cash at
  $0.01        5,000,000     5,000    45,000             -        -  50,000

Shares issued
 for cash at
 $0.20           100,000       100    19,900             -        -  20,000

Subscriptions
 Receivable            -         -         -        (2,500)       -  (2,500)

Net loss for
 the period            -         -         -             -   (2,926) (2,926)
              -------------------------------------------------------------
Balance,
 December 31,
 1999         10,100,000    10,100    64,900        (2,500)  (2,926) 69,574

Subscriptions
 Receivable            -         -         -         2,500        -   2,500

Net loss for
 the period            -         -         -             -  (31,342)(31,342)
              -------------------------------------------------------------
Balance,
 December 31,
 2000         10,100,000 $  10,100 $  64,900 $           - $(34,268)$40,732
              =============================================================

                      BALSAM VENTURES INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000
                   (Stated in U.S. Dollars)

1.   NATURE OF OPERATIONS

a)   Organization

The Company was incorporated in the State of Nevada, U.S.A.
on August 17, 1999.

b)   Development Stage Activities

The Company plans to launch a free information Website to assist and attract the people wanting information on immigration to the USA. The Company plans to use the Website to earn income from companies who are prepared to pay to have Web advertising in the form of a button or banners on the Website selling their products or services. The Company plans to solicit advertisers who are targeting sales of their products and services at people using the Company's website.


2.   SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)   Development Stage Company

The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

b)   Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

                      BALSAM VENTURES INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000
                   (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

c)   Software Development Costs

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation the asset will be amortized to expense over its estimated useful life of three years using the straight line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

d)   Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

e)   Financial Instruments

The Company's financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

f)   Net Loss Per Share

Net loss per share is calculated using the weighted average number of common shares outstanding during the period.
Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                      BALSAM VENTURES INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 2000
                   (Stated in U.S. Dollars)

3.   NEW ACCOUNTING STANDARDS

a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting for Stock-based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The exercise price of the Company's stock options is equal to the fair value of the underlying stock. The Company does not expect to elect to adopt the fair value methodology, although the pro forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

b) In March, 1995, Statement of Financial Accounting Standards No. 121 (SFAS-121) "Accounting for Impairment of long-lived assets and for long-lived assets to be disposed of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

                             PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3) a transaction from which the director derived an improper personal profit; and
(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;
(2)  the proceeding was authorized by our Board of Directors;
(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of Balsam, or is or was serving at the request of Balsam as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of Balsam --except by reason of the fact that such officer is or was a director of Balsam in which event this paragraph shall not apply-- in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Balsam.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note that all amounts are estimates other than the Commission's registration fee.


Securities and Exchange Commission registration fee        $270
Federal Taxes                                              $NIL
State Taxes and Fees                                       $NIL
Transfer Agent Fees                                        $500
Accounting fees and expenses                               $2,000
Legal fees and expenses                                    $20,000
Blue Sky fees and expenses                                 $NIL
Miscellaneous                                              $NIL
                                                          ----------
Total                                                      $22,770
                                                          ==========

-----------------------------------------------------------------------
We will pay all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued 5,000,000 shares of our common stock on September 24, 1999 at a price of $0.001 per share to Mr. Robert S. Smith. Mr. Smith is our President, Secretary and Treasurer and a director of Balsam. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 are "restricted" shares, as defined in the Act.

We completed an offering of 5,000,000 shares of our common stock to twelve (12) purchasers at a price of $0.01 per share on October 29, 1999. We completed the offering pursuant to Regulation S of the Act. Each purchaser represented to Balsam that he was a "Non-U.S. Person" as defined in the regulation. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed the issue of 100,000 common shares to a total of fifteen
(15) purchasers at a price of $0.20 per share pursuant to Rule 504 of Regulation D Act on December 24, 1999. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificates issued in accordance with Regulation D. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER               DESCRIPTION
-------              --------------------

3.1                  Articles of Incorporation
3.2                  Amended By-Laws
4.1                  Share Certificate
5.1                  Opinion of Cane & Company, LLC, with consent to use
23.1                 Consent of Morgan & Company, Independent Auditors
27.1                 Financial Data Schedule

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (1) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

(B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on April 30, 2001.

                                   BALSAM VENTURES, INC.

                                   By: /s/ Robert S. Smith
                                       --------------------------
                                       Robert S. Smith, President

                          POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert S. Smith, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on April 30, 2001.

SIGNATURE                 CAPACITY IN WHICH SIGNED       DATE

/s/ Robert S. Smith       President                      April 30, 2001
-----------------------   (Principal Executive Officer)
Robert S. Smith           Secretary, Treasurer and Director